Exhibit 10.22

SUBLEASE

This sublease (this “Sublease”) is made as of June 14, 2022 (the “Effective Date”), by and between THE PAUL REVERE LIFE INSURANCE COMPANY, a Massachusetts corporation (the “Sublessor”), having a notice address of c/o Unum Group, 1 Fountain Square, Suite 120, Chattanooga, Tennessee 37402, Attn: Corporate Real Estate Department, and MUSTANG BIO, INC., a Delaware corporation (the “Sublessee”), having a notice address of 377 Plantation Street, Worcester, Massachusetts 01605.

RECITALS:

WHEREAS, Sublessor is the Tenant under that certain Lease dated June 17, 2010, by and between CitySquare II Development Co. LLC (“CitySquare II”) and Sublessor, as affected by that certain Assignment and Assumption of Lease dated October 4, 2010 by and between CitySquare II and One Mercantile Place LLC (“One Mercantile”), as amended by that certain Letter Agreement by and between One Mercantile and Sublessor dated November 11, 2011, as further amended by that certain Second Amendment to Lease dated as of July 5, 2012, by and between One Mercantile and Sublessor, as further amended by that certain Third Amendment to Lease dated as of December 19, 2012, by and between One Mercantile and Sublessor, as further affected by that certain Assignment and Assumption of Lease and Guaranty dated December 21, 2012, by and between One Mercantile and ONEMERC, LLC (the “Master Lessor”), as further amended by that certain Letter Agreement dated May 2, 2013, by and between Master Lessor and Sublessor, and as further amended by that certain Fourth Amendment to Lease dated as of September 16, 2015, by and between Master Lessor and Sublessor (as amended, the “Master Lease”), a redacted copy of which is attached hereto as Exhibit B;

WHEREAS, pursuant to the Master Lease, Sublessor currently leases approximately 198,560 rentable square feet of space in the building known as One Mercantile Place located at One Mercantile Street in Worcester, Massachusetts together with approximately 851 parking spaces in the adjoining garage known as the Foster Street Garage (collectively, the “Master Premises”); and

WHEREAS, Sublessee desires to sublease a portion of the Master Premises from Sublessor, and Sublessor desires to sublease a portion of the Master Premises to Sublessee on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1.DEFINED TERMS. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Master Lease.

1.1.Building: An eight (8) story office building containing approximately one hundred ninety-eight thousand five hundred sixty (198,560) square feet of rentable area and located on approximately 2.312 acres of land (the “Real Property” as described in Exhibit B to the Master Lease) at 1 Mercantile Street, Worcester, Massachusetts.

1.2.Sublease Premises: Approximately 26,503 square feet of rentable area located on the fourth (4th) floor of the Building as outlined on Exhibit A attached hereto.

1.3.	Commencement Date: July 1, 2022.

1.4.Rent Commencement Date: The earlier of (i) the date that Tenant occupies the Sublease Premises, or (ii) the date on which Sublessee’s Work is Substantially Complete (as such term is defined in Exhibit C hereunder), but in no event later than November 1, 2022.

1.5.	Termination Date: January 31, 2030.

1.6.Sublease Term: Approximately seven (7) years and seven (7) months, commencing on the Commencement Date and expiring on the Termination Date unless earlier terminated pursuant to the terms of this Sublease.

1.7.	Extension Terms: None.

1.1.Sublease Year: A twelve-month period from January 1 through December 31 during the Sublease Term. However, the first Sublease Year shall run from the Commencement Date through the 31st day of December immediately following; and the last Sublease Year shall run from the last January 1 through the date of the expiration or earlier termination of the Term of this Sublease.

1.8.	Base Year for Operating Charges: Calendar Year 2022 (i.e. January 1, 2022-

December 31, 2022).

1.9.	Proportionate Share: 13.35%.

1.10.Permitted Use: Class A administrative office functions and ancillary uses specifically related thereto.

1.11.	Building Hours: Monday through Friday, 7 a.m. to 6 p.m. and Saturday 8 a.m. to

1 p.m.

1.12.	Building Holidays: New Year’s Day, Memorial Day, Independence Day, Labor

Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Eve and Christmas Day.

1.13.	Security Deposit: $48,588.83

1.14.	Sublessor Address for Notices:

The Paul Revere Life Insurance Company
c/o Unum Group

1 Fountain Square

Chattanooga, TN 37402
Attention: Corporate Real Estate

With a copy to:

Unum Law Department
2211 Congress Street– B268
Portland, ME 04122

Attn: Marybeth Fougere, Esq.

1.15.	Sublessee Address For Notices:

Mustang Bio, Inc.

377 Plantation Street

Worcester, MA 01605
Atten: Knut Niss

With copy to:

Mustang Bio, Inc.
377 Plantation Street

Worcester, MA 01605
Attention: General Counsel
mwein@mustangbio.com

1.16.Business Day: Means all days except Saturdays, Sundays, Building Holidays and other days when federal or state banks in the Commonwealth of Massachusetts are not open for business.

2.	SUBLEASE PREMISES.

2.1.Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Sublease Premises. Sublessee has been given the opportunity to inspect the Sublease Premises and accepts the Sublease Premises in their “AS IS” and “WHERE IS,” broom clean condition on the Commencement Date. Sublessee acknowledges that Sublessor has made no representations or warranties concerning the Sublease Premises or its fitness for Sublessee’s intended use.

2.2.Sublessor reserves all air rights over the Sublease Premises, the use of the exterior walls, the plenum, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Sublease Premises in locations behind, above and beneath walls, dropped ceilings and flooring, respectively, which will not interfere with Sublessee’s use thereof to serve other parts of the Building.

2.3.Sublessor reserves the right at any time to make alterations or additions to the Building, provided that such alterations or additions do not have a material adverse effect upon Sublessee’s access to or use of the Sublease Premises.

3.	TERM.

3.1.The term of this Sublease (the “Sublease Term”) shall commence on the Commencement Date and terminate on the Termination Date unless earlier terminated pursuant to the terms of this Sublease.

4.	MASTER LEASE

4.1.Sublessee hereby acknowledges and agrees that the interest and estate of the Sublessor in the Sublease Premises is that of a lessee of a leasehold and that this Sublease is subject and subordinate to the Master Lease. Except as otherwise provided herein or to the extent inconsistent with other specific provisions of this Sublease, Sublessee agrees to comply with all provisions of the Master Lease as if it were the named Tenant thereunder and the Sublease Premises were the premises leased thereunder, and not to do anything or fail to do anything to cause a breach or default under the Master Lease or the termination thereof.

4.2.The terms, covenants and conditions of the Master Lease insofar as they relate to the Sublease Premises are incorporated herein by reference so that, except to the extent that they are modified by the provisions of this Sublease, each and every term, covenant and condition of the Master Lease applicable to the Sublease Premises binding or inuring to the benefit of the Master Lessor thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and each and every term, covenant and condition of the Master Lease applicable to the Sublease Premises binding or inuring to the benefit of the Sublessor as Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease. As applied to this Sublease, the terms “Landlord,” “Tenant,” “Lease,” and “Premises” shall be deemed to refer to the Sublessor, Sublessee, Sublease and Sublease Premises, respectively. As between the Sublessor and the Sublessee only, to the extent that the terms of the Sublease conflict with the terms of the Master Lease, the Sublease shall control. Except as otherwise provided herein, the Master Lease is incorporated herein by this reference, but by so doing, (i) the Sublessee shall not have derived any rights as Tenant thereunder but rather shall derive its rights only from Sublessor as Sublessee hereunder and (ii) Sublessor shall not be deemed to have agreed to perform any obligations of Master Lessor but rather only to use reasonable efforts to cause Master Lessor to comply with its obligations under the Master Lease. Notwithstanding anything to the contrary contained herein the following portions of the Master Lease are not incorporated in this Sublease: Articles 1 through 7, Section 8.1(a), the fourth (4th) and fifth (5th) paragraphs of Section 8.1(b), Section 8.1(c), Section 9.5, Section 10.1 through 10.9, Section 10.10(a), (c) and (d), Section 10.11 , Section 10.12, Section 11.1(a)(v), Section 11.2, Sections

11.4 through 11.8, Section 11.10, Sections 12.1 , 12.2, 12.4 through 12.7, Section 13.1(a), (b), (d), (e), (f) and (g), Section 13.3 through 13.8, Section 14.2, Section 14.3, Section 15.1(e), Article 24, Section 26.2, Section 26.3, Section 26.5, Section 26.13, Section 26.19, Section 26.20,

Section 26.21, Articles 27 through 30, Articles 32 through 34 and all Exhibits (except to the extent referenced in this Sublease or required for interpretation of a provision of this Sublease or those provisions of the Master Lease incorporated herein), Letter Agreement by and between One Mercantile and Sublessor dated November 11 , 2011, and Second Amendment to Lease dated as of July 5, 2012, by and between One Mercantile and Sublessor. All Tenant indemnification obligations set forth in the Master Lease shall, for the purposes of this Sublease, be deemed to be for the benefit of Master Lessor and Sublessor. Sublessee shall be deemed a Transferee for purposes of Section 13.1(c) of the Master Lease.

4.3.If the Master Lease shall terminate during the Sublease Term for any reason whatsoever, this Sublease shall terminate upon such termination with the same force and effect as if such termination date had been named herein as the date of expiration hereof.

5.	SECURITY DEPOSIT

Sublessee shall deliver the Security Deposit to Sublessor upon execution of this Sublease. Sublessor shall not be required to pay interest on the Security Deposit or to maintain the Security Deposit in a separate account. Within three (3) days after notice of Sublessor’s application of all or a portion of the Security Deposit in satisfaction of Sublessee’s obligations under this Sublease, Sublessee shall restore the Security Deposit to the full amount. Within approximately ninety

(90) days after the expiration or earlier termination of the Sublease Term, Sublessor shall return the Security Deposit less such portion thereof as Sublessor may have used to satisfy Sublessee’s obligations. If Sublessor transfers the Security Deposit to a transferee of Sublessor’s interest in the Master Lease, then such transferee (and not Sublessor) shall be liable for its return.

6.	FIXED RENT

Sublessee shall pay “Fixed Rent” as follows:

Period	Yearly	Monthly
1st Sublease Year	$583,066.00	$48,588.83
2nd Sublease Year	$596,317.50	$49,693.13
3rd Sublease Year	$609,569.00	$50,797.42
4th Sublease Year	$622,820.50	$51,901.71
5th Sublease Year	$636,072.00	$53,006.00
6th Sublease Year	$649,323.50	$54,110.29
7th Sublease Year	$662,575.00	$55,214.58
8th Sublease Year	$675,826.50	$56,318.88

Notwithstanding the foregoing, and provided that Sublessee is not then in default under this Sublease commencing on the Commencement Date and continuing through 11:59 P.M. EST on the last day of the twenty fourth (24th) month following the Rent Commencement Date (the “Rent Abatement Period”), Fixed Rent shall abate with respect to the entire Sublease Premises (the “Rent Abatement”),. During the Rent Abatement Period, however, Sublessee shall pay all Additional Rent (as hereinafter defined), including, without limitation, electricity charges for the entire Sublease Premises and any charges for additional parking permits. Sublessee shall make payment of Fixed Rent and Additional Rent for any fraction of a month at the Rent Commencement Date or expiration of the Sublease Term.

7.	ADDITIONAL RENT

7.1.	OPERATING CHARGES

a)If in any Sublease Year Operating Charges (as hereinafter defined) paid or incurred shall exceed Operating Charges paid or incurred in the Base Year for Operating

Charges, Sublessee shall pay, as Additional Rent for such Sublease Year, Sublessee’s Proportionate Share of such excess (the “Operating Charge Excess”).

b)Operating Charges mean the following expenses incurred by Sublessor in its tenancy of the Building and the Real Property: (1) electricity, water, sewer and other utility charges for service provided to the common or public areas of the Building (the “Common Areas”), or which is not separately metered; (2) insurance premiums; (3) management fees; (4) costs of service and maintenance contracts; (5) maintenance, repair and replacement expenses;

(6) amortization (on a straight-line basis over the useful life (not to exceed ten (10) years) of capital expenditures made by Sublessor to improve, repair or replace the Common Areas; (7) reasonable reserves for replacements, repairs and contingencies; (8) Sublessor’s administrative costs and overhead; and (9) any other expense incurred by Sublessor in maintaining, repairing or operating the Building and the Real Property. Operating Charges do not include: (i) costs of initial improvements to, or alterations of the Sublease Premises; (ii) costs to correct defects in the original design or construction of the Building; (iii) overhead or profit, or costs in excess of competitive third-party rates, paid to affiliates of Sublessor for services rendered to the Building;

(iv) any expenses for which Sublessor is compensated through proceeds of insurance or for which Sublessor would have been so compensated had Sublessor maintained insurance in an amount and type required in this Sublease; (v) costs of repairs, alterations or replacements caused by the exercise of the rights of eminent domain; (vi) the cost of any special services rendered or costs reimbursed to another subtenant which are not generally reimbursed or rendered to other subtenants in the Building; (vii) allowances to other subtenants for construction of tenant improvements, space planner fees, real estate brokers’ commissions; (viii) legal fees and other costs incurred in the negotiation of other subleases in the Building (including this Sublease) or the enforcement of subleases in the Building; (ix) salaries and employment expenses of personnel above the level of the on-site Building manager; (x) debt service payments, ground lease payments, depreciation, amortization or other similar noncash accounting charges; (xi) any cost or expense for which Sublessor is paid or reimbursed by or is legally entitled to payment or reimbursement from any subtenant of the Building (other than from subtenants paying their share of Operating Charges) or any other party; (xii) any expenses for repairs or maintenance which are covered by warranties; (xiii) costs incurred due to the violation by the Master Lessor or Sublessor of any law, code, regulation, ordinance or the like, which cost would not have been incurred but for such violation; (xiv) the cost of acquiring or leasing paintings or other objects of art for the Building; and (xv) real estate taxes, which are deemed included in Fixed Rent.

c)At the commencement of the Sublease Term and each Sublease Year thereafter, Sublessor shall submit a written statement indicating the amount of Operating Charges and Operating Charge Excess that Sublessor reasonably expects to be incurred during such Sublease Year. Sublessee shall pay to Sublessor on the first day of each month after receipt of such statement, until Sublessee’s receipt of a succeeding statement, an amount equal to one- twelfth (1/12th) of such Operating Charge Excess. Sublessor reserves the right to submit a revised statement if Sublessor expects Operating Charges to differ from the prior estimation. If a statement is submitted after the beginning of a Sublease Year, then the first payment thereafter shall be adjusted to account for any underpayment or overpayment based on the prior statement and subsequent payments shall be based on the latest statement. If during all or any portion of any calendar year during the Sublease Term, the Building is not one hundred percent (100%) occupied by tenants, Sublessor may elect to make an appropriate adjustment of Operating

Charges for such calendar year, to determine the Operating Charges that would have been paid or incurred by Sublessor had the Building been one hundred percent (100%) occupied by tenants for the entire year and the amount so determined shall be deemed to be the Operating Charges for such year.

d)Within approximately one hundred twenty (120) days after each Sublease Year, Sublessor shall submit a statement indicating (1) Sublessee’s Operating Charge Excess incurred during such Sublease Year, and (2) the sum of Sublessee’s estimated payments for such Sublease Year. If such statement indicates that such sum exceeds Sublessee’s actual obligation, then Sublessee shall deduct the overpayment from its next payment(s) pursuant to this Section. If such statement indicates that Sublessee’s actual obligation exceeds such sum, then Sublessee shall pay the excess. If Sublessee does not notify Sublessor in writing of any objection to such statement within thirty (30) days after receipt, then Sublessee shall be deemed to have waived such objection.

e)If the Sublease Term commences or expires on a day other than January 1 or December 31, respectively, then Sublessee’s liability for Operating Charges incurred during the applicable Sublease Year shall be proportionately reduced based on the number of days in the Sublease Term falling within such Sublease Year.

f)Within sixty (60) days after Sublessor furnishes to Sublessee the statement of Operating Charges referenced in subsection (d) above (the “Audit Election Period”), Sublessee shall have the right, at its sole cost and expense, during Sublessor’s normal business hours, to audit Sublessor’s Operating Charges for the previous calendar year and the Base Year only, subject to the following conditions: (1) there is no uncured Event of Default under this Sublease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Sublessor makes Sublessor’s books and records available to Sublessee’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Sublessor maintains its books and records and shall not unreasonably interfere with the conduct of Sublessor’s business; and (6) Sublessee and its accounting firm shall treat any audit in a confidential manner and shall each execute Sublessor’s confidentiality agreement for Sublessor’s benefit before commencing the audit. Sublessee shall deliver a copy of such audit to Sublessor within five (5) Business Days of receipt by Sublessee. This subsection shall not be construed to limit, suspend, or abate Sublessee’s obligation to pay Rent when due, including the estimated Operating Charge Excess. After verification, Sublessor shall credit any overpayment determined by the audit report against the next Rent due and owing by Sublessee or, if no further Rent is due, refund such overpayment directly to Sublessee within thirty (30) days of determination. Sublessee shall pay Sublessor any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Sublease. If Sublessee does not give written notice of its election to audit during the Audit

Election Period, Sublessor’s statement of Operating Charges for the applicable calendar year shall be deemed approved for all purposes, and Sublessee shall have no further right to review or contest the same.

7.2.All sums other than Fixed Rent, including, without limitation, the amounts due under Sections 7 and 8 of this Sublease, late charges, damages and interest and other costs relating to Sublessee’s failure to perform any of its obligations under the Sublease shall be deemed “Additional Rent”. Fixed Rent and Additional Rent are collectively referred to herein as “Rent”.

8.	UTILITIES AND SECURITY

8.1.Sublessor shall supply water, sewer, electricity, heating and air conditioning service to the Sublease Premises. Electricity to the Sublease Premises (lights and plugs) will be submetered and Sublessee will pay to Sublessor, as Additional Rent, its share of electricity charges as shown on the submeter within fifteen (15) days of receipt of Sublessor’s invoice therefor; provided, Sublessee’s share of charges for electricity supplied to the Sublease Premises during normal business hours shall not exceed $1.75 per rentable square foot of the Sublease Premises. If Sublessee desires heating or air-conditioning service at a time other than during the Building’s normal business hours, which are 7:00 a.m. to 6:00 p.m. on Business Days and 8:00

a.m. to 1:00 p.m. on Saturdays, then Sublessee shall pay to Sublessor the cost of such services on a floor-by-floor basis as Additional Rent within fifteen (15) days after receipt of Sublessor’s invoice therefor. The rate for heating and air conditioning if used outside of the Building’s normal business hours is currently $100.00 per hour, subject to reasonable increases by Sublessor from time to time.

8.2.Sublessee shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Sublessee shall not install any electrical equipment which would exceed the capacity of the Building’s electrical equipment.

8.3.Sublessee shall cooperate fully in Sublessor’s efforts to maintain access control to the Building and shall follow all regulations promulgated by Sublessor with respect thereto. Sublessor shall permit Sublessee to utilize the Building security systems to control access to the Sublease Premises to provide access to the Sublease Premises from the Building and the exterior solely for Sublessee’s permitted employees, agents, officers, directors, contractors and escorted guests and Invitees (hereinafter defined); provided, however, that Sublessee shall pay the cost of all key cards issued to Sublessee at the then-current rate charged by Sublessor.

9.	USE OF SUBLEASE PREMISES

9.1.Sublessee shall have the right to use and occupy the Sublease Premises for the Permitted Use and for no other purpose or purposes.

9.2.Sublessee shall not permit any use of the Sublease Premises which shall make voidable any insurance upon the Sublease Premises or upon the property of which the Sublease Premises are a part. The Sublessee shall on demand reimburse the Sublessor for all extra insurance premiums incurred by Sublessor solely and directly caused by Sublessee’s specialized use of the Sublease Premises. The Sublessee shall secure all necessary permits and licenses for the lawful operation of said business and shall provide copies of such licenses and permits to Sublessor.

9.3.Sublessee shall at all times protect and save harmless the Master Lessor and the Sublessor from the imposition of any liens, taxes or other charges that may be imposed upon the Sublease Premises or upon other property of which the Sublease Premises are a part, by reason of the occupancy and use by Sublessee of the Sublease Premises.

9.4.Subject to applicable Requirements (as defined below), Sublessee shall have access to and the right to the use of the Sublease Premises on a 24 hour per day, 7 day per week, 365 day per year basis.

9.5.Sublessee shall not use the Sublease Premises in a manner that would (a) violate the terms of any occupancy or use permit, (b) impair or interfere with any Building system or facility, or (c) adversely affect the Building’s appearance, character or reputation. Sublessee shall not use the Sublease Premises in any manner that will cause the Building, the Real Property or any part thereof not to comply with Sublessor’s sustainability practices and its Silver certification from the United States Green Building Council’s Leadership in Energy and Environmental Design (“LEED”) rating system.

9.6.Subject to Section 12 of this Sublease, Sublessee shall be responsible for the cost of any alterations, additions, or changes to the Building or the Garage required pursuant to the Americans With Disabilities Act of 1990, and any amendments thereto (the “ADA”) as a result of the Permitted Use, Sublessee’s Work or any Alterations made by Sublessee to the Sublease Premises.

9.7.Sublessee shall require any truck or other vehicle serving Sublessee to use the service area designated by Sublessor. Sublessee shall cause any such vehicle promptly to be loaded or unloaded and removed from such area. Immediately after using such service area, Sublessee shall remove any debris and clean such area to its prior condition. Sublessee’s use of such area shall comply with all rules and regulations governing such use as may be provided to Sublessee. Sublessee’s use of such area shall not unreasonably impede the use thereof by others including Sublessor.

9.8.Sublessor shall provide Sublessee with non-exclusive access to the fitness center located in the Building for Sublessee’s employees at no additional cost; provided, however, that such access shall be contingent upon such employees signing the standard waiver and any other documents requested by Sublessor for use of the fitness center. In the event that the fitness center is renovated during the Sublease Term, Sublessee shall, upon completion of such renovation, commence paying to Sublessor each month in advance as Additional Rent Sublessor’s then-current per-person charge applied to all tenants of the Building for use of the fitness center.

9.9.Sublessee shall pay timely any business, rent or other tax or governmental fee that is now or hereafter assessed or imposed upon Sublessee’s use or occupancy of the Sublease Premises, the conduct of Sublessee’s business in the Sublease Premises or Sublessee’s fixtures, furnishings, inventory or personal property. If any such tax or fee is imposed upon Sublessor or Sublessor is responsible for collection or payment thereof, then Sublessee shall pay to Sublessor the amount of such tax or fee on demand.

9.10.Sublessee’s use of the Sublease Premises and the Common Areas shall comply in all respects with the rules and regulations set forth in Exhibit D attached hereto, as such rules and regulations may be modified or restated by Sublessor from time to time (collectively, the “Requirements”).

9.11.Sublessee shall, at its expense, comply and cause the Sublease Premises to comply with all applicable Requirements, subject to the provisions of Section 9.6 of this Sublease.

10.	SUBLESSEE’S INSURANCE

Throughout the Sublease Term, Sublessee shall maintain with respect to the Sublease Premises commercial general liability insurance, workers’ compensation insurance and “all-risk” property insurance in the amounts and on the terms stated in the following sections of the Master Lease: Article 11, subsection 11.1(a), subsections (i), (ii), (iii), (iv) (substituting the Sublease Premises for the Real Property), and (vi). Such insurance shall name Master Lessor and Sublessor as additional insureds. In addition, Sublessee agrees to comply with the remaining provisions of Article 11 of the Master Lease in the same manner as if it was the Tenant thereunder and shall provide both the Master Lessor and the Sublessor with evidence of such compliance in the form and manner set forth therein. Sublessee shall provide the waiver of subrogation set forth in Section 11.3 of the Master Lease to both Sublessor and Master Lessor."

11.	MAINTENANCE AND REPAIRS

11.1.Sublessor shall make repairs which Sublessor deems necessary to the structure and exterior (including access doors and windows but excluding interior doors and glass) of the Sublease Premises; provided Sublessor has actual knowledge of the necessity for such repair in accordance with its obligations under the Master Lease. In addition, Sublessor shall provide cleaning service and trash removal for the Sublease Premises Monday through Friday, excluding Building Holidays.

11.2.Except as otherwise provided in Section 11.1, Sublessee shall maintain the Sublease Premises and all fixtures and equipment located therein or exclusively serving the Sublease Premises in clean, safe and sanitary condition, take good care thereof, make all repairs and replacements thereto and suffer no waste or injury thereto, and Sublessee shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Sublease Premises that are necessary or desirable to keep the Sublease Premises in first class condition and repair, in a safe and tenantable condition, and otherwise in accordance with the requirements of this Sublease. Without limitation of the generality of the foregoing, Sublessee shall promptly make all repairs and replacements to (a) any pipes, lines, ducts, wires or conduits exclusively serving the Sublease Premises, (b) Sublessee’s signs, (c) any non-building system heating, air conditioning, ventilating, electrical or plumbing equipment installed in or exclusively serving the Sublease Premises, (d) all interior glass and doors, and (e) any other mechanical system exclusively serving the Sublease Premises. Sublessee shall give to Sublessor prompt written notice of any damage to the Sublease Premises, the Building or any part thereof. Sublessee shall maintain a maintenance contract on the heating, ventilation and air conditioning equipment and systems exclusively serving the Sublease Premises with a contractor approved by Sublessor, and shall provide a copy of such contract to Sublessor upon request. Sublessor reserves the right to establish a regular inspection and maintenance program for all heating, ventilation and air conditioning equipment maintained by Sublessee and to provide all necessary or appropriate maintenance and repairs at Sublessee’s expense. Sublessee shall install and maintain fire extinguishers and other fire protection devices (other than sprinklers) as may be required or recommended by Master Lessor or any governmental authority or insurance underwriter.

Sublessee shall operate its heating and air conditioning systems servicing the Sublease Premises so as to adequately heat or cool the Sublease Premises. All damage to the Sublease Premises or to any other part of the Building or the Real Property caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, concessionaire, customer or guest of Sublessee (collectively “Invitees”) or Sublessee shall be repaired by Sublessee, except that Sublessor shall have the right to make any such repair at Sublessee’s expense.

Notwithstanding anything to the contrary contained in this Article 11, Sublessor may, at Sublessor’s election, perform any of Sublessee’s maintenance, repair and/or replacement obligations set forth in this Section 11 with respect to any fixtures or equipment located outside of the Sublease Premises on Sublessee’s behalf, and Sublessee shall reimburse Sublessor for the cost of any such maintenance, repair or replacement within thirty (30) days of Sublessor’s written demand therefor.

11.3.Sublessee shall cause its operation and maintenance of the Sublease Premises to comply with the standards, requirements, guidelines and energy conservation measures set forth in Exhibit E attached hereto.

12.	ALTERATIONS AND ADDITIONS

12.1.The original improvement of the Sublease Premises shall be accomplished in accordance with the Work Letter attached hereto as Exhibit C. Sublessor will deliver the Sublease Premises to Sublessee in As-Is, Where-Is condition, with all base building systems in working condition. Sublessor is under no obligation to make any alterations, decorations, additions, improvements or other changes (collectively “Alterations”) in or to the Sublease Premises.

12.2.Sublessee shall not make or permit anyone to make any Alteration in or to the Sublease Premises or the Building without Sublessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any Alteration made by Sublessee shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days and at times and under the supervision of an architect approved in writing by Sublessor; (d) in accordance with plans and specifications prepared by an engineer or architect approved by Sublessor and reviewed (at Sublessor’s standard charge) by Sublessor;

(e) in accordance with the Requirements, the requirements of any firm insuring the Building and the Building standards; (f) after obtaining a worker’s compensation insurance policy approved in writing by Sublessor and any bonds required by Sublessor; (g) after delivering to Sublessor written, unconditional waivers of mechanics’ and materialmen’s liens against the Sublease Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers; and (h) with respect to electrical and mechanical work, by a contractor designated by Sublessor. Subsections (c), (d), (f), and (g) of the immediately foregoing sentence shall only be applicable in the event that an Alteration requires a building permit. If a lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Sublessee at Sublessee’s expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Sublessor. Sublessor’s consent to an Alteration shall be deemed not to constitute Sublessor’s consent to subjecting its interest in the Sublease Premises or the Building to liens which may be filed in connection therewith. Promptly after the completion of an Alteration, Sublessee at its expense shall deliver to Sublessor three (3) sets of accurate as- built drawings showing such Alteration.

12.3.If an Alteration is made without Sublessor’s prior written consent, then Sublessor shall have the right at Sublessee’s expense to remove such Alteration and restore the Sublease Premises and the Building to their condition immediately prior thereto or to require Sublessee to do the same. All Alterations to the Sublease Premises or the Building made by either party shall immediately become Sublessor’s property and shall be surrendered with the Sublease Premises at the expiration or earlier termination of the Sublease Term, except that (a) Sublessee shall have the right to remove, prior to the expiration or earlier termination of the Sublease Term, movable furniture, movable furnishings and movable trade fixtures installed in the Sublease Premises by Sublessee solely at Sublessee’s expense, and (b) Sublessee shall be required to remove all Alterations to the Sublease Premises or the Building which Sublessor designates in writing for removal. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Sublease Premises or the Building or which would normally be removed from the Sublease Premises with the assistance of any tool or machinery other than a dolly. Sublessor shall have the right to repair at Sublessee’s expense any damage to the Sublease Premises or the Building caused by such removal or to require Sublessee to do the same. If any such item is not removed prior to the expiration or earlier termination of the Sublease Term, then such item shall become Sublessor’s property and shall be surrendered with the Sublease Premises as a part thereof; provided, however, that Sublessor shall have the right to remove such item from the Sublease Premises at Sublessee’s expense.

12.4.Sublessee shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Sublease Premises or the Building if, in Sublessee’s reasonable judgment, such employment, delivery or use will interfere with or obstruct or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Real Property by Sublessor, Master Lessor or others. If such interference or conflict occurs, then upon Sublessor’s request, Sublessee shall immediately cause all contractors, mechanics or laborers causing such interference or conflict to leave the Real Property.

12.5.The approval of plans, or consent by Sublessor to the making of any Alterations, shall not constitute Sublessor’s representation that such plans or Alterations comply with any Requirements. Sublessor shall not be liable to Sublessee or any other party in connection with Sublessor’s approval of any plans, or Sublessor’s consent to Sublessee performing any Alterations. If any Alterations made by or on behalf of Sublessee require Sublessor to make any alterations or improvements to any part of the Real Property in order to comply with any Requirements, Sublessee shall pay, within thirty (30) days following completion of such alterations or improvements and delivery of an itemized statement or invoice from Sublessor, as Additional Rent, all reasonable, out-of-pocket costs and expenses incurred by Sublessor in connection with such alterations or improvements.

12.6.In the case of any Alteration requiring Master Lessor approval under the Master Lease, in addition to Sublessor’s prior written consent, Sublessee may not commence such Alteration until Master Lessor has approved the same in writing.

13.	SIGNS

13.1.Notwithstanding anything to the contrary contained the Master Lease, as incorporated herein, Sublessee shall not have the right to erect any signs on the Sublease Premises, the property of which the Sublease Premises are a part, or in the windows of the Sublease Premises without Sublessor’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned (provided that it shall not be unreasonable for Sublessor to withhold consent to the installation of any sign the removal of which will, in Sublessor’s sole judgment, unduly damage the Sublease Premises or the Building). All signs shall be in compliance with all applicable Requirements. Sublessee shall install a professionally lettered name sign on each service door. Sublessee shall insure, maintain in first class order, good condition and repair each sign and lettering used by Sublessee. Upon the expiration or earlier termination of the Sublease Term, Sublessee shall remove any sign and repair any damage attributable to such sign or its removal. Notwithstanding the foregoing, Sublessor may elect, in Sublessor’s sole discretion, to install and/or remove any of Sublessee’s approved signage at Sublessee’s sole cost and expense.

13.2.Sublessor shall provide, at Sublessor’s sole cost and expense, Sublessee with Building standard signage (a) in the main lobby Building directory, and (b) at the entry way of the Sublease Premises, as well as Building standard directional signage on the floor on which the Sublease Premises are located. Any logo or detail approved by Sublessor for the entry way signage shall be at Sublessee’s sole cost and expense.

14.	ASSIGNMENT AND SUBLEASING

14.1.Sublessee shall not assign or sub-sublease the whole or any part of the Sublease Premises without (a) Sublessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and (b) Master Lessor’s consent which shall be governed by the Master Lease. Notwithstanding such consent, Sublessee shall remain liable to Sublessor for the payment of all Rent and for the full performance of the covenants and conditions of this Sublease.

14.2.In addition to Sublessor’s right to approve of any sub-sublessee or assignee, Sublessor shall have the option, in its sole discretion, in the event of a proposed sub-subleasing or assignment, to terminate this Sublease, or in the case of a proposed sub-subleasing of less than the entire Sublease Premises, to recapture the portion of the Sublease Premises to be sub-sublet, as of the date the sub-sublease or assignment is to be effective. The option shall be exercised, if at all, by Sublessor giving Sublessee written notice within thirty (30) days following Sublessor’s receipt of Sublessee’s written request for consent pursuant to Section 14.1. If this Sublease shall be terminated with respect to the entire Sublease Premises pursuant to this Section, the Sublease Term shall end on the date stated in Sublessee’s notice as the effective date of the sub-sublease or assignment as if that date had been originally fixed in this Sublease for the expiration of the Sublease Term. If Sublessor recaptures under this Section only a portion of the Sublease Premises, the Rent to be paid from time to time during the unexpired Sublease Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Sublease Premises shall be less than that of the Sublease Premises as of the date immediately prior to such recapture. Sublessee shall, at Sublessee’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or sub-subletting, whether or not the Sublease Premises are recaptured pursuant to this Section 14.2 and rented by Sublessor to the proposed sub- sublessee or any other sublessee.

14.3.In the event that Sublessee sells, sublets, assigns or transfers this Sublease, Sublessee shall pay to Sublessor as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as hereinafter defined), less the Costs Component (as hereinafter defined), when and as such Increased Rent is received by Sublessee. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Sublessee is entitled to receive by reason of any sale, sub-sublease, assignment or other transfer of this Sublease, over

(ii) the rent otherwise payable by Sublessee under this Sublease at such time. For purposes of the foregoing, any consideration received by Sublessee in form other than cash shall be valued at its fair market value as determined by Sublessor in good faith. The “Costs Component” is the reasonable costs incurred by Sublessee in entering into the transaction, including without limitation, costs for leasing commissions, attorneys’ fees, marketing and advertising expenses, tenant improvements, free rent and other tenant concessions in connection with such sub- sublease, assignment or other transfer, all of which may be deducted prior to paying any Increased Rent hereunder.

15.	SUBORDINATION

This Sublease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, which are or shall be a lien or liens on the Sublease Premises or on the property of which the Sublease Premises are a part, whether granted by Sublessor or Master Lessor as mortgagor, and the Sublessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Sublease to said mortgage, deeds of trust or other such instruments in the nature of a mortgage.

16.	SUBLESSOR’S ACCESS

The Sublessor or agents of the Sublessor may, at reasonable times and upon not less than twenty-four (24) hours prior notice, enter to view the Sublease Premises and make repairs and alterations that Sublessor is obligated to perform under this Sublease or the Master Lease and may show the Sublease Premises to others in the presence of Sublessee or its agent. Sublessor shall use commercially reasonable efforts to minimize disruption to Sublessee’s business caused by such access.

17.	MASTER LESSOR’S ACCESS

The Sublessee shall provide Master Lessor with access to the Sublease Premises as provided in Article 14 of the Master Lease, as incorporated herein.

18.	INDEMNIFICATION OF MASTER LESSOR AND SUBLESSOR

18.1.The provisions of Section 25.1, 25.2 and 25.3 of the Master Lease are incorporated herein; provided, however, that the references to “Landlord” in the definition of Indemnitees shall be deemed to include both Master Lessor and Sublessor, and references to the Premises shall be deemed to refer to the Sublease Premises, further provided, however, that the indemnities set forth in Section 25.1 shall not include any claims arising from the gross negligence or willful misconduct of Sublessor and the indemnities set forth in Section 25.2 shall not include any claims arising from the gross negligence or willful misconduct of Sublessee.

The provisions of this Section 18.1 shall survive the expiration or earlier termination of this Sublease.

18.2.	Intentionally Omitted.

18.3.Sublessor, its officers, directors, employees and agents shall not be liable to Sublessee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, including without limitation: repair to any portion of the Sublease Premises or the Building; interruption in the use of the Sublease Premises or any equipment therein; accident or damage resulting from any use or operation (by Sublessor, Sublessee or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment; termination of this Sublease by reason of damage to or condemnation of the Sublease Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or other person or entity; failure or inability to furnish or interruption in any utility or service specified in this Sublease; and leakage in any part of the Sublease Premises or the Building. If a condition exists which may be the basis of a claim of constructive eviction, then Sublessee shall give Sublessor written notice thereof and a reasonable opportunity to correct such condition, and in the interim Sublessee shall not claim that it has been constructively evicted or is entitled to any abatement of Rent. Any property placed by Sublessee in or about the Sublessee Premises or the Building shall be at the sole risk of Sublessee, and Sublessor shall not in any manner be responsible therefor. For purposes of this Section, the term “Building” shall be deemed to include the Real Property. Notwithstanding the foregoing, nothing in this Section 18 shall limit the Sublessor’s obligations under Sections 8.1 and 11 hereof.

18.4.The provisions of this Section 18 shall survive the expiration or earlier termination of this Sublease.

19.	FIRE, CASUALTY AND EMINENT DOMAIN

19.1.If the Sublease Premises are rendered totally or partially inaccessible or unusable by fire or other casualty, then Sublessor shall diligently restore the Sublease Premises and the Building to substantially the same condition they were in prior to such casualty in accordance with Section 11.4 of the Master Lease; provided, however that if in Sublessor’s judgment such restoration cannot be completed within ninety (90) days after the occurrence of such casualty (taking into account the time needed for effecting a settlement with any insurance company, removal of debris, preparation of plans and issuance of all required governmental permits), then Sublessor shall have the right to terminate the Sublease Term as of the sixtieth (60th) day after such casualty by giving written notice to Sublessee. If this Sublease is not terminated pursuant to this Section, then until such restoration of the Sublease Premises are substantially complete Sublessee shall be required to pay the Rent for only the portion of the Sublease Premises that in Sublessee’s judgment is usable while such restoration is being made, except that if such casualty was caused by the act or omission of Sublessee or an employee, guest, agent or Invitee of Sublessee, then Sublessee shall not be entitled to any Rent reduction. After receipt of the insurance proceeds (including proceeds of any insurance maintained by Sublessee), Sublessor shall restore the Sublease Premises and the Building, except that (a) if such casualty was caused by the act or omission of Sublessee or an employee, guest, agent or Invitee of Sublessee, then Sublessee shall pay the amount by which such expenses exceed any property insurance proceeds actually received by Sublessor on account of such casualty, and (b) Sublessor shall not be required to repair or restore any Alteration made by Sublessee or any of Sublessee’s trade fixtures, furnishings, equipment or personal property. Anything herein to the contrary notwithstanding, Sublessor shall have the right to terminate this Sublease if (1) insurance proceeds are insufficient to pay the full cost of such restoration, (2) any mortgage holder does not make such proceeds available for such restoration, (3) zoning or other laws do not permit such restoration, or (4) restoration costs exceed twenty-five percent (25%) of the Building’s replacement value.

19.2.If one-third or more of the Sublease Premises or occupancy thereof is condemned or sold under threat of condemnation (collectively “condemned”), then this Sublease shall terminate on the day prior to the date title vests in the condemnor (the “Vesting Date”). If less than such one-third is condemned, then this Sublease shall continue in full force and effect as to the part of the Sublease Premises not condemned, except that Rent shall be reduced proportionately as of the Vesting Date.

19.3.All awards, damages and compensation paid on account of such condemnation shall belong to Master Lessor in accordance with Section 12.3 of the Master Lease. Sublessee assigns to Sublessor and Master Lessor all rights thereto. Sublessee shall not make any claim against Master Lessor or Sublessor or the condemnor for any portion thereof attributable to damage to the Sublease Premises, value of the unexpired portion of the Sublease Term, loss of profits or goodwill, leasehold improvements or severance damages. The foregoing shall not prevent Sublessee from pursuing a separate claim against the condemnor for the value of movable furnishings and movable trade fixtures installed in the Sublease Premises solely at Sublessee’s expense and relocation expenses, provided that such claim in no way diminishes any award, damages or compensation payable to Sublessor or Master Lessor.

20.	DEFAULT

20.1.Any Event of Default by Sublessee pursuant to Article 15 of the Master Lease, as incorporated herein, shall be an Event of Default by Sublessee hereunder except that all references to “Tenant Obligations Guarantor” shall have no force and effect. Further, in incorporating Article 15 of the Master Lease as aforesaid, the provisions of Section 15.1(a) of the Master Lease are hereby modified such that the phrase “Fixed Rent, the TIF Payments or Tenant’s Tax Payments” shall be deleted and the word “Rent” substituted therefor.

20.2.Sublessor shall in no event be in default under this Sublease unless Sublessor shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Sublessor specifying such neglect or failure, or if such failure is of such a nature that Sublessor cannot reasonably remedy the same within such thirty

(30) day period, Sublessor shall fail to commence promptly (and in any event within such thirty

(30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity. In the event of a default by Sublessor hereunder which continues uncured beyond the period described in the preceding sentence, Sublessee shall be entitled to pursue any available legal remedy.

21.	SUBLESSOR’S REMEDIES

In the event of any Event of Default of this Sublease by Sublessee, Sublessor may exercise any of the rights and remedies set forth in Article 15 of the Master Lease, as incorporated herein, in accordance with the terms thereof.

In addition to Sublessor’s remedies set forth above, Sublessor’s obligation to pay the Allowance and Sublessee’s right to the Rent Abatement shall be deemed conditioned upon Sublessee’s full and faithful performance of all of the terms, covenants and conditions of this Sublease to be performed by Sublessee during the Sublease Term. Upon the occurrence of an Event of Default, Sublessor’s obligation to pay the Allowance and Sublessee’s right to the Rent Abatement shall automatically be deemed void and of no further force or effect, and the unamortized portion of (a) the Rent Abatement, and (b) the Allowance paid by Sublessor shall be immediately due and payable by Sublessee to Sublessor, and recoverable by Sublessor as

Additional Rent due under this Sublease. The “unamortized portion” shall be calculated to equal the amount of principal which would remain unpaid as of the date of the Event of Default with respect to a loan in an original principal amount equal to the Rent Abatement and the Allowance and which is repaid in equal monthly installments of principal and interest on a direct reduction over the Sublease Term with interest at the rate described in Section 22.

22.	SUBLESSOR’S RIGHT TO REMEDY SUBLESSEE’S DEFAULT

If Sublessee fails to observe or perform any of the Sublessee’s covenants, agreements, or obligations required of Sublessee under this Sublease, and such failure shall not be cured within the applicable grace period as provided in Section 20 hereof, the Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Sublessee. If the Sublessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or the cost of such obligations performed, with interest at the rate of five percent (5%) per annum over the base rate in effect from time to time at Bank of America shall be paid to the Sublessor by the Sublessee as Additional Rent.

23.	SURRENDER; HOLDOVER

The Sublessee shall at the expiration or earlier termination of this Sublease surrender the Sublease Premises broom clean and in a condition equal to or better than their condition on the Commencement Date, except for ordinary wear and tear. Sublessee shall remove all Sublessee’s goods and effects from the Sublease Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Sublessee, either inside or outside the Sublease Premises). Sublessee shall deliver to the Sublessor the Sublease Premises and all keys, locks thereto, and all fixtures connected therewith and, to the extent restoration is not required by Sublessor as provided herein, all alterations and additions made to or upon the Sublease Premises, in good condition, damage by fire or other casualty only excepted. In the event of the Sublessee’s failure to remove any of Sublessee’s property from the Sublease

Premises, Sublessor is hereby authorized, without liability to Sublessee for loss or damage thereto, and at the sole risk of Sublessee, to remove and store any of the property at Sublessee’s expense, or to retain same under Sublessor’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

Any holding over by Sublessee after the expiration of the Sublease Term shall be treated as a tenancy at sufferance in accordance with the terms of Section 18.2 of the Master Lease.

Sublessee shall also pay to Sublessor (i) all damages, direct and indirect, sustained by reason of any such holding over, including, without limitation, loss of a sublessee, and (ii) all charges payable by Sublessor to Master Lessor as a result of such holding over.

24.	LATE CHARGE AND INTEREST

If any sums due by Sublessee to Sublessor hereunder are not paid within ten (10) Business Days after the due date, Sublessee shall pay to Sublessor, in addition to any charges in Section 22, a late charge equal to five percent (5%) of the overdue amount for each such late payment.

25.	FORCE MAJEURE

In the event that the Sublessor or Sublessee is prevented from performing any covenant hereunder by reason of any cause reasonably beyond the control of such party, the party prevented from performing shall not be liable to the other party therefor nor shall the other party be entitled to any abatement or reduction of any payment due or owing by reason thereof.

26.	RELATION TO MASTER LEASE

All obligations of Sublessor hereunder are predicated upon Sublessor’s rights under the Master Lease. Should the Master Lease be terminated for any reason or Sublessor’s rights thereunder be abrogated, delayed or restricted in a manner which adversely affects Sublessee’s rights hereunder, Sublessor shall have no liability to Sublessee therefor.

27.	LIABILITY OF PARTIES

27.1.The obligations of the Sublessor shall be binding upon the Sublessor’s interest in the Master Lease, but not upon other assets of the Sublessor, and no individual officer, director, employee or agent of the Sublessor shall be personally liable for performance of the Sublessor’s obligations hereunder. Sublessor shall bear no liability for any loss of personal property or injury to the person or property of Sublessee, its employees, invitees, agents or any other person coming on to the Sublease Premises or the property of which the Sublease Premises are a part due in whole or in part to the presence of Sublessee therein.

27.2.No individual, officer, member, director, employee or agent of the Sublessee shall be personally liable for the performance of the Sublessee’s obligations hereunder.

28.	NOTICE

All notices or other communications hereunder shall be in writing and delivered in the manner provided in Article 22 of the Master Lease, except that the addresses for the Sublessor and the Sublessee shall be as follows:

(a)	If to Sublessor, to

The Paul Revere Life Insurance Company
c/o Unum Group

1 Fountain Square

Chattanooga, TN 37402
Attention: Corporate Real Estate.

With a copy to:

Unum Law Department
2211 Congress Street– B268
Portland, ME 04122

Attn: Marybeth Fougere, Esq.

(b)	If to Sublessee, to

Mustang Bio, Inc.
377 Plantation Street

Worcester, MA 01605
Atten: Knut Niss

With copy to (as of the Commencement Date):

Mustang Bio, Inc.

Atten: General Counsel

1 Mercantile Street, Suite 400

Worcester, MA 01608

29.	HAZARDOUS MATERIALS

Sublessee shall comply with the provisions of Section 8.1(b) of the Master Lease in the same manner as if it were Tenant thereunder and further agrees to indemnify, defend upon demand with counsel reasonably acceptable to Master Lessor and Sublessor, and hold Master Lessor and Sublessor harmless from and against, any liabilities, losses, claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials (as defined in the Master Lease) in, on under or about the Sublease Premises, the Sublessor’s premises or the property as a whole, by Sublessee or Sublessee’s agents, employees or contractors.

30.	PARKING

30.1.Sublessee and its employees shall have the right to eighty (80) unreserved monthly parking permits for the parking of standard-sized automobiles in the Garage at no additional charge. Subject to availability, Sublessee shall have the right to use additional unreserved monthly parking permits for the parking of standard-sized automobiles in the Garage by providing at least thirty (30) days prior written notice to Sublessor of its desire to use such additional permits. The charge for such additional permits shall be the prevailing rate charged from time to time by Sublessor or the Garage operator (currently $165.00 per permit, per month).

30.2.Throughout the Sublease Term and, Sublessor shall provide access to the Garage through the Building for Sublessee’s employees.

30.3.Sublessor may establish rules and regulations regarding Sublessee’s use of the Garage.

31.	BROKERAGE

Sublessee and Sublessor represent and warrant to each other that only Kelleher & Sadowsky Associates, Inc. (“Broker”) had any part, or was instrumental in any way, in bringing about this Sublease. Sublessor agrees to pay any brokerage fee due to Broker pursuant to a separate agreement with Broker. Each party agrees to indemnify, defend and hold the other party harmless from and against any claims made by any other broker or other person alleging that such broker, or person is owed a brokerage commission, finder’s fee or similar compensation, by reason of or in connection with this Sublease and relating to communications with such indemnifying party, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) in connection with such claims. All fees owed to Broker shall be satisfied by Sublessor.

32.	APPLICABLE LAW, HEADINGS, INTEGRATION AND SIGNATURES

This Sublease shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. Section and section headings are not a part hereof and shall not be used to interpret the meaning of this Sublease. This Sublease forms the complete and entire understanding with respect hereto between the parties, and merges all prior and contemporaneous negotiations and understandings. This Sublease may not be modified or amended except by a written instrument. The parties hereto rely on no representations other than those set forth herein. If any provision of this Sublease or portion of such provision or the application thereof to any person or circumstances is held invalid, the remainder of the Sublease or of such provision and application thereof to other persons and circumstances shall not be affected thereby

This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

Signatures to this Sublease transmitted by telecopy or email shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Sublease with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Sublease, it being expressly agreed that each party to this Sublease shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Sublease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 14th day of June, 2022.

SUBLESSOR:	SUBLESSEE:

THE PAUL REVERE LIFE INSURANCE COMPANY	MUSTANG BIO, INC.

By: Devin Bloss (Jun 15, 2022 09:32 EDT)	By: Manuel B Litchman (Jun 14, 2022 11:48 EDT)
Name: Devin Bloss	Name: Manuel Litchman
Its: AVP, Strategic Sourcing	Its: President and Chief Executive Officer

EXHIBIT A

FLOOR PLAN(S) SHOWING SUBLEASE PREMISES ATTACHED TO AND MADE PART OF

THE SUBLEASE BETWEEN THE PAUL REVERE LIFE INSURANCE COMPANY AND MUSTANG BIO, INC.

[See attached.]

A-1

2

EXHIBIT B

REDACTED COPY OF MASTER LEASE ATTACHED TO AND MADE PART OF

THE SUBLEASE BETWEEN THE PAUL REVERE LIFE INSURANCE COMPANY AND MUSTANG BIO, INC.

[Note: To be attached.]

B-1

EXHIBIT C

WORK LETTER
ATTACHED TO AND MADE PART OF

THE SUBLEASE BETWEEN THE PAUL REVERE LIFE INSURANCE COMPANY
AND MUSTANG BIO, INC.

1.Sublease: Defined Terms. The Sublease is hereby incorporated by reference to the extent that the provisions of this Work Letter apply thereto. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Sublease.

2.Sublessee’s Work. Sublessee shall, at Sublessee’s sole cost and expense (subject to application of the Allowance as provided below) provide all labor, materials, and equipment necessary for Sublessee’s initial tenant improvements (the “Sublessee’s Work”). The Sublessee’s Work constitutes an Alteration under the Master Lease and, in addition, Sublessee’s Work shall be treated as constituting a portion of the Tenant’s Work and shall comply with the requirements of Section 1.9 of Exhibit FF to the Master Lease and Article 5 of the Master Lease. Sublessee’s Work shall comply with Sublessor’s sustainability practices and must be in conformance with the United States Green Building Council Leadership in Energy and

Environmental Design (“LEED”) 2009 criteria for Certified Silver status.

3.	Plans and Specifications.

(a)Promptly following the execution of the Sublease, Sublessee, shall cause to be prepared architectural drawings and specifications for Sublessee’s Work (the “Preliminary Plans”). MEP/PP plans and specifications shall be performed on a design/build basis by qualified subcontractors and submitted for approval with the Final Plans. The Preliminary Plans shall provide for improvements that (i) satisfy all Requirements (including the Americans with Disabilities Act); (ii) are consistent in quality to the improvements made by Sublessor in the Building; (iii) do not adversely affect the Building or any Building system; and (iv) comply with the Tenant LEED Requirements as set forth in Exhibit E. The Preliminary Plans shall be submitted to Sublessor as soon as available, but not later than thirty (30) days following the Commencement Date (the “Plan Submission Date”) and shall be subject to Sublessor’s and Master Lessor’s written approval. The Preliminary Plans must reflect all of the work to be performed as part of Sublessee’s Work. Sublessor shall use commercially reasonable efforts to provide Sublessee with any comments or objections to the Preliminary Plans promptly. Sublessor shall either approve such plans and specifications or provide Sublessee with the reasons that Sublessor or Master Lessor is withholding such approval. If Sublessor or Master Lessor does not approve the Preliminary Plans when submitted, Sublessee shall promptly cause its architect to revise the Preliminary Plans in a manner reasonably acceptable to Sublessor and Master Lessor and consistent with such comments, and then resubmit to Sublessor and Master Lessor for approval.

(b)Once Sublessor and Master Lessor have approved the Preliminary Plans, Sublessee shall promptly cause its architect to prepare (and deliver to Sublessor and Master Lessor) complete, detailed working plans and specifications (consistent with the Sublessor and Master Lessor approved Preliminary Plans) sufficient to obtain the necessary building permits and to then build-out the Sublessee’s Work (the “Final Plans”). Such Final Plans must be submitted to Sublessor and Master Lessor for approval by no later than fourteen (14) days after Sublessor’s and Master Lessor’s approval of the Preliminary Plans. The Final Plans, once approved by Sublessor, will be the plans which Sublessee shall use to complete the Sublessee’s Work.

4.	Construction.

(a)Upon approval of the Final Plans, Sublessee shall select a general contractor to construct Sublessee’s Work. Such selection shall be submitted for approval to Sublessor and Master Lessor in writing (along with information regarding such general contractor’s experience and financial capability and the fees which such general contractor has agreed to charge for the Sublessee’s Work) by no later than ten (10) days following Sublessor’s approval of the Final Plans. Once submitted to Sublessor and Master Lessor, Sublessor shall approve or disapprove such selection (such approval not to unreasonably be withheld) and use commercially reasonable efforts to obtain Master Lessor’s approval. If disapproved, Sublessor shall provide the reasons for disapproval in writing to Sublessee whereupon Sublessee shall promptly submit an alternative general contractor for approval, and such process will continue until the Sublessee’s contractor has been approved by Master Lessor and Sublessor.

(b)Sublessee’s contractor will not be permitted to start construction until: (i) Sublessee has obtained all permits and approvals from applicable governmental authorities and

(ii) Sublessee’s contractor has submitted evidence of insurance to Sublessor and Master Lessor in accordance with the requirements of Schedule 1 attached hereto. The Sublessee’s Work shall be completed by the selected contractor in a first class and workmanlike manner in accordance with the Final Plans and in compliance with all applicable Requirements. During the performance of the Sublessee’s Work, Sublessee will have weekly progress meetings with Sublessor and Master Lessor and their construction representatives to review and inspect the progress of Sublessee’s Work. Sublessee shall use commercially reasonable efforts to prosecute the Sublessee’s Work such that same is Substantially Completed (as defined below) on or before the Anticipated Commencement Date. The Premises shall be deemed substantially completed (“Substantially Completed” or “Substantially Complete”) when Sublessee is in receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy (punchlist items excepted) for the Sublease Premises. Sublessee further agrees to indemnify, defend, and save and hold Sublessor harmless for claims for injuries to persons or damage to the property of others arising from Sublessee's Work except to the extent caused by the gross negligence or willful misconduct of Sublessor, its agents, employees or contractors. Sublessor, in Sublessor's reasonable discretion, may from time to time establish such reasonable rules and regulations for protection of property and the general safety of occupants and invitees of the Building during the construction of the Sublessee’s Work. Such rules and regulations shall apply to Sublessee and Sublessee's contractor as though established upon the execution of the Sublease.

(c)Changes in the Sublessee’s Work may be accomplished only by a Change Order (defined below) approved by Master Lessor after Sublessor’s written request. As used in this Work Letter, a “Change Order” shall mean a written instrument prepared by Sublessee and signed by Master Lessor, Sublessor and Sublessee stating their agreement upon all of the following: (i) the change in the Sublessee’s Work; (ii) the extent of the adjustment in the cost of such Sublessee’s Work; and (iii) the extent of the adjustment in the Anticipated Commencement Date, if any.

(d)	Approximately three (3) Business Days prior to the date when Sublessee anticipates the Sublessee’s Work will be Substantially Completed, Sublessor and Sublessee shall inspect the Sublease Premises. Upon completion of the inspection, unless Sublessor shall notify Sublessee in writing regarding any observed deficiencies in the Sublessee’s Work that go beyond punch list items, which notice shall be delivered to Sublessee, if at all, within three (3) Business Days next following Sublessor’s inspection, it shall be presumed that the Sublessee’s Work is Substantially Completed, except for punch list items. Within three (3) Business Days after the Sublessee’s Work is Substantially Completed, Sublessor and Sublessee shall inspect the Sublease Premises, and Sublessor and Sublessee shall agree on a punch list of minor finishing and adjustment which Sublessee has not completed materially in accordance with the Final Plans or which needs to be repaired. Sublessee agrees to complete the items set forth on the punch list within sixty (60) days of receipt of such list. Failure to include an item on the punch list will not diminish the responsibility of Sublessee to complete such Sublessee’s Work in accordance with the Final Plans. Sublessee shall provide to Sublessor, or cause Sublessee’s contractor to provide to Sublessor, copies of all as built and shop plans, specifications, warranties, operating and maintenance manuals, shop drawings and other documents provided by the Sublessee’s contractor concerning the Sublessee’s Work within sixty (60) days after the punch-list for the Sublessee’s Work is submitted to Sublessor.

5.	Allowance and Supervision Fee.

(a)Sublessor shall pay to Sublessee an amount not to exceed Two Hundred Sixty- Five Thousand Thirty and 00/100 Dollars ($265,030.00) (the “Allowance”) toward the cost of Sublessee’s Work to the extent permitted by the terms of this Section and provided that as of the date on which Sublessor is required to make such payment: (i) this Sublease is in full force and effect, and (ii) no Event of Default then exists. Sublessee shall pay all costs of Sublessee’s Work in excess of the Allowance. Sublessor shall pay the Allowance solely on account of plans, designs and specifications commissioned by Sublessee with respect to the completion of the Sublessee Work and hard construction costs and labor directly related to the Sublessee’s Work and materials, furniture and equipment approved by Sublessor and delivered to the Sublease Premises in connection with the Sublessee’s Work. Any amount of the Allowance which has not been requisitioned by sixty (60) days following the Commencement Date, shall be retained by Sublessor and Sublessee shall have no further right to claim thereto.

(b)Sublessor shall make progress payments on account of the Allowance to Sublessee on a monthly basis, for the Sublessee’s Work performed during the previous month, less a retainage (“Retainage”) equal to five percent (5%) of the total contract price. Sublessor’s progress payments shall be equal to 100% of the amounts owed by Sublessee under the contract less Retainage. Such progress payments shall be made payable directly to Sublessee or contractor (at Sublessor’s election) within thirty (30) days following the delivery to Sublessor of requisitions therefor. Each such requisition shall be executed by a duly authorized officer of Sublessee, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Sublessor, (ii) a certification from Sublessee’s architect and contractor on completed AIA Forms G702 and G703, (iii) a requisition certificate substantially in the form of the Requisition Certification attached hereto as Schedule 2 and incorporated herein by this reference and (iv) such additional information as may be reasonably required by Sublessor in accordance with commercially reasonable construction lending requirements. Sublessor shall hold such Retainage and disburse the Retainage, or portions thereof as requisitioned by Sublessee from time to time on account of subcontractors who have completed their respective portions of the job, upon submission by Sublessee to Sublessor of Sublessee’s requisition therefor accompanied by all documentation required under the foregoing provisions of this Section, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign offs for the work of such subcontractor, or with respect to the work of the Sublessee’s general contractor, the Sublessee’s Work, by governmental authorities having jurisdiction thereover (including issuance of the Certificate of Occupancy), and (B) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Sublessee’s Work or the portion thereof as applicable (which final lien waivers may be conditioned upon, or delivered concurrent with, payment of such Retainage). In addition, concurrent with the final requisition for the Retainage, Sublessee shall submit “as-built” plans and specifications for the Sublessee’s Work. The right to receive the Allowance is for the exclusive benefit of Sublessee, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity (excepting only a permitted assignee of Sublease).

(c)Sublessee shall pay on demand to Sublessor a construction supervision fee in the amount of four percent (4%) of the total cost of constructing Sublessee’s Work.

6.Sublessee Work Standards. Sublessee shall cause the Sublessee Work to be done in a good and workmanlike manner in conformity with all applicable Requirements and insurance underwriters. Sublessee shall secure and pay for all permits and fees, licenses, and inspections necessary for the proper execution and completion of the Sublessee Work. Sublessee shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Sublessee shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Sublessee Work. Sublessee shall procure insurance of the types and coverage amounts required pursuant to the Sublease or as otherwise may be appropriate given the nature and extent of Sublessee Work. Sublessee shall be responsible for the removal of all debris within and adjacent to the Sublease Premises created by Sublessee Work. All Sublessee Work shall be performed in a manner and by contractors who shall not interfere with the use of the Building by other tenants or disturb harmonious labor relations with Sublessor’s employees, agents, contractors or subcontractors. In the event that Sublessee, its employees, agents, contractors or subcontractors conflict with or interfere with labor employed by Sublessor, its contractors or subcontractors, or in the event that any work stoppages, jurisdictional labor dispute or other interference with Sublessor, or Sublessor’s employees, agents, contractors or subcontractors occurs, of which Sublessor shall be the sole and absolute judge, Sublessor shall have the right to require Sublessee, upon written demand, to remove or cause the removal forthwith of all Sublessee’s contractors and subcontractors from the Premises, and Sublessee agrees to comply with such demand immediately.

Schedule 1

Contractor Insurance Requirements

The following must be named as additional insureds:

THE PAUL REVERE LIFE INSURANCE COMPANY ONEMERC LLC

Each contractor and subcontractor must provide coverage in an amount equal to or greater than those provided below:

Comprehensive General Liability:$1,000,000 Each Occurrence

$2,000,000 General Aggregate

Automobile Liability Policy$1,000,000 Owned, Non-owned & Hired Vehicles:

Bodily Injury and Property Damage
Combined Single Limit

Umbrella Liability$5,000,000

Worker’s Compensation:

Coverage A (Worker’s Compensation)$500,000.00 Coverage B (Employer’s Liability)$500,000.00

In addition to the above, Sublessor requires notification, in writing, TEN (10) days prior to policy cancellation for any reason.

Schedule 2

Form of Requisition Certification

In connection with that certain Sublease dated   , 2022 (the “Sublease”), by and between The Paul Revere Life Insurance Company (the “Sublessor”), and Mustang Bio, Inc. (the “Sublessee”) with respect to the improvement of the Sublease Premises located within the Building at One Mercantile Place in Worcester, Massachusetts (the “Project”) (capitalized terms appearing but not defined herein shall have the meanings ascribed to such terms in the Sublease), Sublessee hereby certifies as follows with respect to Draw Request # :

a.To the knowledge of the undersigned, at the date hereof no suit or proceeding at law or in equity, and no notice has been received that any investigation or proceeding of any governmental body has been instituted or is threatened against Sublessee for matters directly relating to the Sublease Premises except for the following: none.

b.The labor, materials, equipment, work, services and supplies described herein have been performed upon or furnished to the Sublease Premises in full accordance with the Final Plans for Sublessee’s Work.

c.All bills for labor, materials, equipment, work, services and supplies furnished in connection with the Project, which could give rise to a mechanic’s lien if unpaid, have been paid, will be paid out of the requested advance or are not yet due and payable.

d.All claims for mechanic’s liens to the extent of sums billed and paid for labor, materials, equipment, work, services or supplies furnished in connection with the Project through the last day of the period covered by the requested advance have been effectively waived in writing, or will be effectively waived in writing when payment is made, and such written waivers from the contractor shall be delivered prior to the next advance or final advance for the Project.

e.All funds advanced under the Allowance to date have been utilized as specified in the Draw Requests pursuant to which the same were advanced, exclusively to pay costs incurred for or in connection with the Sublessee’s Work at the Project, and no portion of the Allowance that has been paid to Sublessee has been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than the Project. The undersigned further represents that all funds covered by this Draw Request are for payment for labor, materials, equipment, work, services or supplies furnished solely in connection with the Project.

The advances and disbursements on the attached sheets are hereby approved and authorized.

Date:     MUSTANG BIO, INC.

By: Its:

EXHIBIT D

RULES AND REGULATIONS
ATTACHED TO AND MADE PART OF

THE SUBLEASE BETWEEN THE PAUL REVERE LIFE INSURANCE COMPANY
AND MUSTANG BIO, INC.

1.

Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Leased Premises unless ordinarily included within Tenant’s use of the Leased Premises.

2.	Tenant shall not make any use of the Leased Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.
3.

Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Leased Premises, and then not on any part of the inside of the Leased Premises which can be seen from outside the Leased Premises, except as approved by Landlord in writing.

4.	Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity.
5.

Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

6.	Bicycles shall not be permitted in the Building.
7.	Tenant shall not allow any animals, other than Seeing Eye dogs and service animals, in the Leased Premises or the Building.
8.

Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any devices that play loud or offensive music or emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Leased Premises.

9.

Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning systems, and shall refrain from attempting to adjust any controls except for the thermostats within the Leased Premises. Tenant shall keep all doors to the Leased Premises closed when not in use.

10.

Landlord shall furnish an access card for the main entrance and Common Areas to the Building for each of Tenant’s employees at the then-current rate charged by Landlord. Tenant and Tenant’s employees shall not give their building access cards to any other individual. Tenant and Tenant’s employees shall not piggyback or allow other individuals to piggyback through access-controlled building entrances. When a Tenant’s employee ceases to work at the Leased Premises, Tenant shall require such employee to return the access card, and Tenant shall notify Landlord of such in order to allow Landlord to deactivate such access card. When the Lease is terminated, Tenant shall deliver all access cards to Landlord, will deactivate the access key or other security system for the doors to the Leased Premises, and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Leased Premises.

11.	Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.
12.

Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout each Building.

13.

Landlord may require that all persons who enter or leave the Building identify themselves to building management/Landlord personnel by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Leased Premises, including keeping all doors to the Leased Premises locked after the close of business. Tenant shall comply with any and all written security procedures promulgated by Landlord from time to time.

14.

Tenant shall not overload floors; and Tenant shall obtain Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (provided that Tenant shall be responsible for the cost of any changes to the Building or Leased Premises required because of the installation of any such objects), as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Leased Premises.

15.	In no event shall Tenant bring into the Building flammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.
16.

Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord. At no time, furniture equipment and other large articles shall not be brought through the revolving doors at the building entrances. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant. Tenant shall be responsible for damage to the Building arising from such movement activity.

17.	No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Leased Premises.
18.	Tenant shall not use the Leased Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.
19.	Tenant shall cooperate and participate in all security health, safety and well-being programs affecting the Building.
20.	Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building. Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Leased Premises), and Landlord reserves all rights to control the public and non-public areas of the Building. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord’s prior written consent.

21.	Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.
22.

Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

23.	Tenant acknowledges that the Real Property is a non-smoking campus.
24.

Tenant and Tenant’s employees may park in the spaces identified as Tenant parking. Tenant’s guests and invitees may park in the spaces identified as “Visitor Parking”. Landlord shall have no liability for theft or damage of/from/to any Vehicles parked on the Real Property. Tenant’s employees shall not park in spaces identified as “Visitor Parking”.

25.	Consumption of alcohol is strictly forbidden in all Common Areas and the parking garage.
26.

Tenant and Tenant’s employees shall not wear any clothing that contains offensive language or is considered inappropriate at all times while in Common Areas. Examples of inappropriate clothing includes, but not limited to, clothing that is too tight, short or revealing, clothing that is frayed or torn, clothing that is not cleaned, t-shirts or clothing that contains logos or slogans that would be deemed offensive to other building occupants or tenants.

27.

Tenant and Tenant’s employees shall follow all posted speed limits in parking lots, access roads and parking garages. Tenant and Tenant’s employees shall obey all directional signage posted in parking lots, access roads and parking garages.

28.	Tenant and Tenant’s employees shall not bring any illegal or illicit drugs, or drug paraphernalia onto the Landlord’s property.

EXHIBIT E

OPERATION AND MAINTENANCE GUIDELINES
ATTACHED TO AND MADE PART OF

THE SUBLEASE BETWEEN THE PAUL REVERE LIFE INSURANCE COMPANY
AND MUSTANG BIO, INC.

OPERATION AND MAINTENANCE GUIDELINES

1.Sublessee shall comply with all applicable provisions of (i) the LEED CS Matrix for Base Building attached as Exhibit P-1 to the Master Lease and (ii) the LEED CI Matrix for Tenant’s Work attached as Exhibit P-2 to the Master Lease (copies of which are attached hereto), as the same may be amended from time to time.

2.Sublessee shall comply with the following “Tenant LEED Requirements”, as the same may be amended from time to time:

Minimum Program Requirement:

Tenants shall share any energy and water usage data which it may have for a period of at least five years.

EAp3: Fundamental Refrigerant Management

All Tenant installed mechanical cooling equipment will comply with the requirements of EAp3. There will be zero use of CFC-based refrigerants in all tenant-installed new mechanical cooling equipment.

IEQp1: Minimum IAQ Performance

All HVAC systems designed and installed by the Tenant shall meet the minimum requirements of sections 4 through 7 of ASHRAE Standard 62.1-2007. In the event any base building system provided by the Landlord that needs modification to meet the minimum requirements of sections 4 through 7 of ASHRAE 62.1-2007 shall be the responsibility of the Tenant. Tenant shall provide ventilation calculations for all base building systems serving Tenant areas as well as Tenant systems serving Tenant areas. Tenant shall utilize the “62MZCalc” spreadsheet for calculations provided to the Landlord for review and acceptance.

IEQc1: Outdoor Air Delivery Monitoring

Tenant shall provide CO2 monitoring control within all densely occupied spaces. Densely occupied space would apply to space with a density equal to or greater than 25 people per 1000 square feet. Tenant shall install CO2 monitors between 3 and 6 feet above finished floor. In the event a Tenant installs additional air handling systems such system shall be provided with a direct outdoor air monitoring device measuring the minimum outdoor air intake flow with an accuracy of +/- 15 percent of the design outdoor air rate minimum as defined by ASHRAE 62.1-2007 (with errata but without addenda) for each mechanical ventilation system where 20 percent or more of the design supply airflow serves non densely occupied spaces. All tenant installed CO2 control

F-1

systems shall be of permanent type to ensure that all minimum ventilation requirements are maintained. Monitoring equipment shall alarm to a building operator through the building automation control system in the event airflow values or CO2 levels vary by 10 percent or more from the designed value.

IEQc5: Indoor Chemical & Pollutant Source Control

Employ permanent entryway systems at least 10 feet long in the primary direction of travel to capture dirt and particulates entering the building at regularly used exterior entrances. Acceptable entryway systems include permanently installed grates, grills and slotted systems that allow for cleaning underneath. Roll-out mats are acceptable only when maintained on a weekly basis by a contracted service organization.

IDc1.1: Innovation in Design: Fundamental & enhanced commissioning required for all tenant spaces

Implement fundamental and enhanced commissioning process activities in accordance with the requirements listed under EA Prerequisite 1 and EA Credit 3 in the LEED Reference Guide for Green Building Design and Construction, 2009 Edition.

IDc1.4: Innovation in Design: Green Housekeeping

Tenants will implement a Green Cleaning Policy that complies with LEED 2009 for Existing Buildings: Operations and Maintenance, IEQ pre-requisite 3.

IDc1.5: Innovation in Design: IAQ Plan for 100% of Tenants

Develop and implement a construction indoor air quality management plan for the construction and preoccupancy phase of the tenant space as follows and as per IEQ Credit 3:

•During construction, meet or exceed the recommended control measures of the Sheet Metal and Air Conditioning National Contractors Associations (SMACNA) IAQ Guidelines for Occupied Buildings under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008 (Chapter 3).

•Protect stored on-site and installed absorptive materials from moisture damage. If permanently installed air handlers are used during construction, filtration media with a minimum efficiency reporting value (MERV) of 8 must be used at each return air grille, as determined by ASHRAE Standard 52.2-1999 (with errata but without addenda). Replace all filtration media immediately prior to occupancy.

3.Sublessee shall comply with the following “Green Cleaning Requirements”, as the same may be amended from time to time:

Green Cleaning Program Overview

To demonstrate its commitment to sustainable greening of the Building, Sublessor has made efforts to implement a green cleaning program. Sublessee shall perform green cleaning of the Sublease Premises. The program listed in the remainder of this section is a fully comprehensive green cleaning program that is consistent with USGBC’s LEED rating system.

Purpose of Green Cleaning

Many janitorial cleaning products have been shown to degrade indoor air quality, pollute the water and negatively impact the health of sensitive occupants. In an effort to maintain a clean Building, janitors often use harsh solutions that, while disinfecting the Building, contaminate the indoor air. It is Sublessor’s desire to maintain both a clean Building and a healthy environment for its occupants and Sublessor is therefore committed to the Green Cleaning Practices in this policy.

Sublessee Participation

The following elements will be incorporated into the cleaning process: green product specification, staff training, solution storage, dilution and safe handling and equipment specifications. Sublessee agrees to comply with the cleaning program.

Low Environmental Impact Cleaning Policy:

Hand Hygiene

Sublessee shall promote healthy hand hygiene by providing soap and soap dispensers in restrooms, break rooms and other areas in the Sublease Premises.

Chemical Storage Guidelines

Sublessee must comply with Sublessor’s program to reduce the exposure of the Building occupants to potentially dangerous chemical, biological and particle contaminants which adversely impact air quality, health and the environment.

1.	Any chemical stored in Sublease Premises must be in a locked container which encloses the liquid cleaning products and delivers out proper specified measurement for dilution.
2.	The solutions used by Sublessee must be stored in a janitor’s closet(s), and the janitorial staff must follow these guidelines:
a.

Material Safety Data Sheets (MSDS) for all chemicals and cleaning products must be available to all employees and stored on site with the chemicals (Sublessee Personnel are trained on MSDS and chemical handling annually);

b.	All containers must be properly labeled to be easily identifiable;
c.	All cleaning products must be properly and safely stored, and no liquids will be placed on shelves above eye level;

d.SublesseePersonnelmustuseappropriatepersonalprotective equipment when required (e.g. gloves, proper footwear, etc.);

e.	Chemical dilution systems must be adhered to; and

f.	Unnecessary amounts of chemicals should not be stored in the janitor’s closet(s).

Special Treatment of Carpets

Carpet can be a source of biopollutants, dust and volatile organic compounds (VOCs). Pesticides and cleaning products (such as stain removers) that remain on the carpet after initial application can volatilize (rise up into the air) over time and contaminate the indoor air. The following carpet treatment guidelines will mitigate the need for carpet cleaning solutions through both preventive and prescriptive treatment:

1.	Prevent stains.
a.	Clean up spills promptly using cold water and one or more blotting cloths
b.	Make a spill kit available to occupants
2.

Promptly clean and thoroughly dry carpets if they should become saturated with water; quick action following a leak or other water damage may prevent carpet loss and the growth of mold and/or mildew. (Do not attempt to clean a moldy carpet without proper protective equipment, clothing, respirators and air filters. Special training may be required to adequately deal with a water- soaked carpet.)

Reducing Microbial Growth through Proper Cleaning

The following are basic guidelines to minimize the need for antimicrobial products at the Building:

1.	Clean first and then apply disinfectant
a.	Most disinfectants are not cleaners and are usually only effective on a clean surface
b.	Wait the recommended time before rinsing the antimicrobial solution from the surface (usually at least 10 minutes)
2.	Use disinfectants only when and where required; ordinary detergents should remove more microbes than disinfectants
3.	Change mop heads and sponges daily and properly dispose
4.	Change cleaning water frequently (water used in mop buckets, etc.); do not waste water by overfilling mop buckets, etc.
5.	Intentionally clean areas where water collects and condenses; areas such as refrigerator and air conditioner pans as well as air cleaner/humidifier machines

6.	Use a drain maintainer (containing enzymes) if drains clog or have an odor

Janitorial Training Requirements

Sublessee will provide training of Sublessee Personnel in the hazards, use, maintenance and disposal of cleaning chemicals, dispensing equipment and packaging. Documentation of the training sessions, attendees and topics covered shall be submitted to Sublessor upon request by Sublessor.

1.	Basic Janitorial Training
a.	Janitorial workers should receive basic training, including the Green Cleaning specifications delineated in Sublessor’s Green Cleaning Policy
b.	An average of 8 hours of training per custodian per year is required
2.	Training Specifications
a.	Material safety data sheets (MSDS)
b.	Compliance with the Green Seal standard of GS – 37
c.	Use and wear of Personal Protective Equipment
d.	Custodians should be informed of Sublessor’s product reporting requirements; all cleaning products which are not on the GS-37 list must be approved by Sublessor Personnel
3.	Provide Sublessor with monthly training logs indicating the attendees and the training topic

Green Cleaning Materials Policy

Sublessee will implement a sustainable program for the purchase of cleaning materials and products that reduce the environmental impact of its janitorial activities.

To the extent practical, no cleaning or disinfecting products should contain ingredients that are carcinogens, mutagens or teratogens. These include chemicals listed by the U.S. EPA or the National Institute for Occupational Safety and Health on the Toxics Release Inventory (40 CFR, Section 372, Subpart D). If such products containing these toxic chemicals must be used (cleaning solutions for specific equipment, etc.), only the minimum amounts should be used, and the product must be disposed of properly. A complete list of toxic chemicals is maintained by the U.S. EPA and can be found at the Toxic Release Inventory at www.epa.gov/tri/chemical. It is recommended that the cleaning products used by Sublessee at the Building must meet the Green Seal standard of GS-37. The Green Seal Organization offers extensive information regarding the GS- 37 standard on their website www.greenseal.org/certification/environmental.cfm. A complete listing of Green Seal certified products is maintained by the Green Seal organization and can be found at www.greenseal.org/findaproduct/index.cfm.

Low Environmental Impact Cleaning Equipment Policy

Sublessee must implement an equipment program to reduce building contaminants with minimum environmental impact. Sublessee should purchase cleaning equipment that meets the following requirements:

•

Vacuum cleaners meet the requirements of the Carpet & Rug Institute “Green Label” Testing Program – Vacuum Cleaner Criteria and are capable of capturing 96% of particulates 0.3 microns in size and operates with a sound level less than 70dBA.

•

Hot water extraction equipment for deep cleaning carpets is capable of removing sufficient moisture such that the carpets can dry in less than twenty- four (24) hours (not applicable – restorative carpet care is provided by Sublessee).

•

Powered maintenance equipment including floor buffers, floor burnishers and automatic scrubbers are equipped with vacuums, guards and/or other devices for capturing fine particulates and shall operate with a sound level less than 70dBA. Provide cut sheets on the vacuum equipment used on the Building to confirm compliance with this requirement.

•	Propane-powered floor equipment has high-efficiency, low-emission engines.
•	Automated scrubbing machines are equipped with variable-speed feed pumps to optimize the use of cleaning fluids.
•	Battery-powered equipment is equipped with environmentally preferable gel batteries.
•	Where appropriate, active micro fiber technology is used to reduce cleaning chemical consumption and prolong life of disposable scrubbing pads.
•	Powered equipment is ergonomically designed to minimize vibration, noise and user fatigue.
•	Equipment has rubber bumpers to reduce potential damage to building surfaces.
•

A log will be kept on-site for all powered housekeeping equipment to document the date of equipment purchase and all repair and maintenance activities and include subcontractor cut sheets for each type of equipment in use in the logbook. All equipment shall be in new condition and meet the green cleaning requirements.

•	No equipment may be brought on site unless it has been approved by Sublessor

Reporting

Sublessee must provide documentation of its comprehensive green cleaning program and must also provide written updates, including a monthly record of supply purchases (indicating compliance with the GS-37 Standard), equipment purchases and training on at least a quarterly basis.

Sublessee should keep an ongoing log book that documents Sublessee’s compliance with all green cleaning requirements (supplies purchased, current equipment, MSDS sheets, equipment repairs, equipment taken out of service, new equipment brought on site during the term of the Sublease, training topics/dates/sign-off sheets, entryway cleaning log and any other green cleaning requirements stated in this Sublease).

Applying Green Cleaning to the Specifications

The Low Environmental Impact Cleaning requirements, the Green Cleaning Materials requirements and the Low Environmental Impact Cleaning Equipment requirements are to be applied by Sublessee in addition to any Standard (Base) Cleaning Specification required by Sublessor.

For example, the task “clean door glass and other adjacent glass areas” must be performed using a chemical that meets the Green Seal GS-37 Standard and microfiber technology in lieu of paper products when possible. The task “fully vacuum all carpeted areas from wall to wall including walk-off mats and edges” must be performed with a vacuum cleaner that captures 96% of particulates 0.3 microns in size and operates with a sound level less than 70dBA.

Quality Control Measures

Sublessor is committed to maintaining the Building in an environmentally preferable way that will benefit the health of the occupants, visitors, maintenance personnel and the natural environment. To this end, Sublessor routinely evaluates the successes and shortcomings of all employed practices and makes immediate alterations accordingly. Building and site walk-throughs are completed routinely by Sublessor Personnel to ensure adoption and proper application. A cleaning audit is conducted routinely to assess the quality of the custodial services. Occupants are highly encouraged to report any outstanding custodial issues to the Sublessee. New technologies for environmentally sensitive cleaning will be continuously monitored and assessed as they become available and adopted when they are applicable. Similarly, this policy will be updated as needed to ensure that current and successful procedures are being carried out. As such, this policy is applicable as of the Effective Date of the Sublease until an updated version is drafted when deemed necessary.

EXHIBIT P-1

LEED CS MATRIX FOR BASE BUILDING

[See Attached.]

P-1-1

4663742v2

LEED-CS

LEED-CS 2009 Preliminary Checklist

Project Name: City Square Building H
Project Location: 1 Mercantile St Worcester, MA

19-Aug-09

Yes	?	No		Minimum Program Requirements	0 Points	Notes
Y			PI1	Sharing whole-building energy and water usage data	Required	The Tenant will share with Berkeley, USGBC and the GBCI all available actual whole-project energy and water usage data for their Tenant space for a period of at least 5 years. It is understood that this period starts on the date Tenant occupancy. Sharing this data includes supplying information on a regular basis in a free, accessible, and secure online tool or, if necessary, taking any action to authorize the collection of information directly from service or utility providers.

Yes	?	No		Sustainable Sites	28 Points	Notes
24	2	2				
Y			Prereq 1	Construction Activity Pollution Prevention	Required	
1			Credit 1	Site Selection	1	
5			Credit 2	Development Density & Community Connectivity	5 *	
	1		Credit 3	Brownfield Redevelopment	1 *	
6			Credit 4.1	Alternative Transportation, Public Transportation Access	6 *	
2			Credit 4.2	Alternative Transportation, Bicycle Storage & Changing Rooms	2 *	The Tenant will provide showers and changing facilities inside their Tenant space for 0.5% of full-time equivalent (FTE) occupants. These occupants are defined as Unum employees and other office building tenants, but not the retail tenant on the first floor.
3			Credit 4.3	Alternative Transportation, Low-Emitting and Fuel-Efficient Vehicles	3	
2			Credit 4.4	Alternative Transportation, Parking Capacity	2 *	
		1	Credit 5.1	Site Development, Protect of Restore Habitat	1	
	1		Credit 5.2	Site Development, Maximize Open Space	1	
1			Credit 6.1	Stormwater Design, Quantity Control	1	
		1	Credit 6.2	Stormwater Design, Quality Control	1	
1			Credit 7.1	Heat Island Effect, Non-Roof	1 *	
1			Credit 7.2	Heat Island Effect, Roof	1	
1			Credit 8	Light Pollution Reduction	1	
1			Credit 9	Tenant Design and Construction Guidelines	1	

Yes	?	No		Water Efficiency	10 Points	NOTES
7	2	1				
Y			Prereq 1	Water Use Reduction, 20% Reduction	Required *	
2			Credit 1.1	Water Efficient Landscaping, Reduce by 50%	2 *	
2			Credit 1.2	Water Efficient Landscaping, No Potable Use or No Irrigation	2 *	
	2		Credit 2	Innovative Wastewater Technologies	2 *	
3		1	Credit 3	Water Use Reduction	2 to 4 *	
				30% Reduction	2	
				35% Reduction	3	
				40% Reduction	4	

111/5/2009
W:\09\09018_UNUM Building H Shell & Core\09018g05_CS-checklist-2009.xls

Yes	?	No				
2	35		**Energy & Atmosphere**		37 Points	NOTES
Y			Prereq 1	**Fundamental Commissioning of the Building Energy Systems**	Required	
Y			Prereq 2	**Minimum Energy Performance:** 10% New Buildings	Required	*(ALL BLANKS ARE EXPECTED TO BE FILLED IN PRIOR TO THE LEASE SIGNING)* The Tenant will provide the following energy savings within the Commercial Interior work: 1) Reduce the lighting power density to 20% below ASHRAE 90.1 - 2007. The Lighting Power Density in the office areas shall not exceed: __ W/ft^2. 2) Provide occupancy sensors and daylight dimming controls in all Tenant spaces. 3) Reduce the design airflow rate of the floor-by-floor AHUs to ___ cfm/ft^2. 4) provide demand controlled ventilation controls in the floor-by-floor AHU's and CO_2 sensors in the main occupied areas of the Tenant space. 5) Plug loads for the Tenant office spaces shall not exceed __W/ft^2.
Y			Prereq 3	**Fundamental Refrigerant Management**	Required	All Tenant installed mechanical cooling equipment will comply with the requirements of EAp3. There will be zero use of CFC-based refrigerants in all tenant-installed new mechanical cooling equipment.
	21		Credit 1	**Optimize Energy Performance**	3 to 21	
	4		Credit 2	**On-Site Renewable Energy**	4 *	
2			Credit 3	**Enhanced Commissioning**	2	
	2		Credit 4	**Enhanced Refrigerant Management**	2	
	3		Credit 5.1	**Measurement & Verification - Base Building**	3	
	3		Credit 5.2	**Measurement & Verification - Tenant Sub Metering**	3 *	
	2		Credit 6	**Green Power**	2	

Yes	?	No				
6	1	6	**Materials & Resources**		13 Points	NOTES
Y			Prereq 1	**Storage & Collection of Recyclables**	Required	
		5	Credit 1.1	**Building Reuse**, Maintain % of Existing Walls, Floors & Roof	1 to 5 *	
				Maintain 25% of Existing Walls, Floors & Roof	1	
				Maintain 33% of Existing Walls, Floors & Roof	2	
				Maintain 42% of Existing Walls, Floors & Roof	3	
				Maintain 50% of Existing Walls, Floors & Roof	4	
				Maintain 75% of Existing Walls, Floors & Roof	5	
1			Credit 2.1	**Construction Waste Management**, Divert 50% from Disposal	1	
1			Credit 2.2	**Construction Waste Management**, Divert 75% from Disposal	1	
		1	Credit 3	**Materials Reuse**, 5%	1	
1			Credit 4.1	**Recycled Content**, 10% (post-consumer + ½ pre-consumer)	1	
1			Credit 4.2	**Recycled Content**, 20% (post-consumer + ½ pre-consumer)	1	
1			Credit 5.1	**Regional Materials**, 10% Extracted, Processed & Manufactured Regionally	1	
	1		Credit 5.2	**Regional Materials**, 20% Extracted, Processed & Manufactured Regionally	1	
1			Credit 6	**Certified Wood**	1	

211/5/2009
W:\09\09018_UNUM Building H Shell & Core\09018g05_CS-checklist-2009.xls

F-1

E-2

EXHIBIT P-2

LEED CI MATRIX FOR TENANT'S WORK

[See Attached.]

P-2-1

4663742v2

E-3

ADD Inc ARCHITECTURE + DESIGN											
LEED for Commericial Interiors (CI) WORKPLAN											
UNUM											
July 7, 2009											
			v 2.0	Points Attained			Roles and Responsibil		2009	
Credits and Description		Points Available	YES	MAYBE YES	MAYBE NO	NO	Primary	Secondary	YES	Notes/ Actions
SUSTAINABLE SITES (SS)										
1	Site Selection	3	3						5	
1a	Brownfield Redevelopment	0.5								
1b	Stormwater Management, Rate and Quantity	0.5								
1c	Stormwater Management, Treatment	0.5								
1d	Heat Island Reduction, Non-roof	0.5								
1e	Heat Island Reduction, Roof	0.5								
1f	Light Pollution Reduction	0.5								
1g	Water Efficient Landscaping, Reduce by 50%	0.5								
1h	Water Efficient Landscaping, No Potable Use or No Irrigation	0.5								
1i	Innovative Wastewater Technologies	0.5								
1j	Water Use Reduction, 20% Reduction	0.5								
1k	Onsite Renewable Energy, 5% - 0.5 pt, 10% - 1 pt	1								
1l	Other Quantifiable Environmental Performance	3								
2	Development Density & Community Connectivity	1	1						6	1/2 mile radius, atleast 10 basic services
3.1	Alternative Transportation, Public Transportation Access		1						6	1/2 commuter rail, or 1/4m of (2) more public bus lines
3.2	Alternative Transportation, Bicycle Storage & Changing Rooms	1		1						
3.3	Alternative Transportation, Parking Capacity and Carpooling	1		1						
	Total Sustainable Sites Points	12	5	2	0	0			17	
WATER EFFICIENCY (WE)										
1.1	Water Use Reduction, 20% Reduction (PreReq for 2009)	1	1						0	Energy Policy Act 1992
1.2	Water Use Reduction, 30% Reduction	1	1						6	Energy Policy Act 1992
1.2	Water Use Reduction, 40% Reduction			1						
	Total Water Efficiency Points	2	2	1	0	0			6	

Page 1

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LEED for Commericial Interiors (CI) WORKPLAN										
UNUM										
July 7, 2009										
			v 2.0	Points Attained			Roles and Responsibil		2009	
Credits and Description		Points Available	YES	MAYBE YES	MAYBE NO	NO	Primary	Secondary	YES	Notes/ Actions
ENERGY AND ATMOSPHERE (EA)										
Req	Fundamental Building Systems Commissioning	Req.	Y						[illegible]	
Req	Minimum Energy Performance	Req.	Y						[illegible]	Std 90.1-2004 (below 1 watt/SF; IESNA recommends a minimum of 30 footcandles); LEED projects 15-20 footcandles from the ceiling lights with task lighting
Req	CFC Reduction in HVAC&R Equipment	Req.	Y						[illegible]	
1.1	Optimize Energy Performance, Lighting Power-25%	3	2	1						
1.1	Optimize Energy Performance, Lighting Power-35%				1				3	35% to achieve extra points
1.2	Optimize Energy Performance, Lighting Controls	1	1	1					1	daylight sensative controls
1.3	Optimize Energy Performance, HVAC	2	1	1					5	15%, 30% Equipment Efficiency, Appropriate Zoning Controls
1.4	Optimize Energy Performance, Equipment & Appliances	2				2				70%, 90% Energy star (appliances, office eqip, electronics, commercial food service equip)
2	Enhanced Commissioning	1	1						5	Commisioning Agent on board
3	Energy Use, Measurement & Payment Accountability	2	2						2	Install continuous metering equip and Develop a Measurment and Verification plan. For project of 75% or more both requirments have to be met.
4	Green Power	1			1					50% calculate cost for green power, $?
	Total Energy and Atmosphere Points	12	7	3	2	2			16	
MATERIALS & RESOURCES (MR)										
Pre	Storage & Collection of Recyclables	Req.	Y						[illegible]	
1.1	Tenant Space, Long Term Commitment	1	1						[illegible]	min 10 yr commitment
1.2	Building Reuse, Maintain 40% of Interior Non-Structural Components	1				1				
1.3	Building Reuse, Maintain 60% of Interior Non-Structural Components	1				1				
2.1	Construction Waste Management, Divert 50%	1	1						1	
2.2	Construction Waste Management, Divert 75%	1	1						[illegible]	
3.1	Resource Reuse, Specify 5%	1				1				5% of reuse materials (construction) exclude furniture
3.2	Resource Reuse, Specify 10%	1				1				10% of reuse materials (construction) exclude furniture
3.3	Resource Reuse, 30% Furniture and Furnishings	1				1				30% reused furnishing of total furniture budgect
4.1	Recycled Content, Specify 10% (post-consumer + ½ post-industrial)	1	1						1	for materials weight of recycled content/ total weight of material in %
4.2	Recycled Content, Specify 20% (post-consumer + ½ post-industrial)	1		1						for materials weight of recycled content/ total weight of material in %
5.1	Regional Materials, 20% Manufactured Locally	1		1						20% of cobmined construction value + Div 12 (Furn) manufactured within 500 radius
5.2	Regional Materials, 10% Extracted and Manufactured Regionally	1		1						10% of cobmined construction value + Div 12 (Furn) extracted within 500 radius

Page 2

E-5

LEED for Commericial Interiors (CI) WORKPLAN									
	UNUM									
	July 7, 2009									
			v 2.0	Points Attained			Roles and Responsibil		2009	
	Credits and Description	Points Available	YES	MAYBE YES	MAYBE NO	NO	Primary	Secondary	YES	Notes/ Actions
6	Rapidly Renewable Materials	1			1					5% of all bldg materials (including furniture) used in the project
7	Certified Wood	1		1						All new wood products min 50% to be certified (FSC), Div 12 material value inluded in determination of certified wood
	Sub Total Materials and Resources	14	4	4	1	5			4	
	INDOOR ENVIRONMENTAL QUALITY (EQ)									
Req	Minimum IAQ Performance	Req.	Y						[illegible]	
Req	Environmental Tobacco Smoke (ETS) Control	Req.	Y						[illegible]	
1	Outdoor Air Delivery Monitoring	1	1						1	install permanent monitoring and alarm sys that provides feedback on ventilation performance
2	Increased Ventilation	1			1					30% increase breathing zone outdoor ventilation rates for all occupied spaces
3.1	Construction IAQ Management Plan, During Construction	1	1						[illegible]	protect materials on site from moisture, air handlers- filtration MERV 8, implement IAQ management plan, exceed SMACNA recommended design approaches
3.2	Construction IAQ Management Plan, Before Occupancy	1		1					[illegible]	flushout procedures or IAQ test procedure CPP to include at least 2 weeks at the end of the project prior to move in, (4) weeks in construction schedule
4.1	Low-Emitting Materials, Adhesives & Sealants	1		1						All adhesives and sealants not to exceed VOC limits
4.2	Low-Emitting Materials, Paints	1	1						[illegible]	limittation by GS-11, GS-03, SCAQMD Rule 1113
4.3	Low-Emitting Materials, Carpet	1	1						1	Carpet and carpet pad meets Carpet and Rug Institute Green Label Plus, Adhesive meets, Adhesive EQ 4.1
4.4	Low-Emitting Materials, Composite Wood & Laminate Adhesives	1		1						no added urea-formaldehyde resins and adhesives, VOC info not enough
4.5	Low-Emitting Materials, Systems Fumiture & Seating	1	1						[illegible]	Green Guard IAQ certified
5	Indoor Chemical & Pollutant Source Control	1			1					6'-10' permanent entryways systems & segragated area for hazardous gasses & contaminant drains for hazardopus liquids & filters MERV 13, Commercial printer 40 000 sheets/month needs to be in encolosed space
6.1	Controllability of Systems, Lighting	1	1						[illegible]	90% occupants taks lighting & shared lighting controls for multi occupant spaces
6.2	Controllability of Systems, Temperature & Ventilation	1				1				50% occupants adjustment to suit individual preference and for multi occupant spaces (opearable windowds 10, 20ft)
7.1	Thermal Comfort, Compliance	1	1						[illegible]	ASHRAE Std 55-2004
7.2	Thermal Comfort, Monitoring	1		1						Permanent monitoring system, Survey
8.1	Daylight & Views, Daylight 75% of Spaces	1		1						2% or min 25 footcandles and provide daylight redirection /glare control devices for 75% of occupied spaces
8.2	Daylight & Views, Daylight 90% of Spaces	1			1					2% or min 25 footcandles and provide daylight redirection /glare control devices for 90% of occupied spaces
8.3	Daylight & Views, Views for 90% of Seated Spaces	1			1					Achieve direct line of sight (vision glazing)2'-6" and 7'-6" direct line of sight
	Total Indoor Environment Quality Points	17	7	5	4	1			8	
	INNOVATION & DESIGN PROCESS (ID)									

Page 3

E-6

LEED for Commericial Interiors (CI) WORKPLAN										
UNUM										
July 7, 2009										
			v2.0	Points Attained			Roles and Responsibil		2009	
Credits and Description		Points Available	YES	MAYBE YES	MAYBE NO	NO	Primary	Secondary	YES!	Notes/ Actions
1	Innovation in Design									
	1.1 Innovation credit one	1	1						1	Green Housekeeping
	1.2 Innovation credit two	1	1						1	Education/ Dolphin Unit
	1.3 Innovation credit three	1	1						1	90% Construction Management
	1.4 Innovation credit four	1		1						Examplary Performance- Public transportation is an option
2	LEED Accredited Professional	1	1						1	Must include a LEED AP on the project team.
3	Regional Credits only with 2009	4			4					Regional Credits
	Total Innovation & Design Process Points	5	4	1	4	0			4	
	Grand Total LEED Points	57	29	16	11	8			55	
LEED CERTIFICATION LEVELS		PTS CI 2.0							PTS 2009	
Certified		21 to 26							40 to 49	
Silver		27 to 31							50 to 59	
Gold		32 to 41							60 to 79	
Platinum		42 to 57							80 to 110	

Page 4

E-7

5534031.1

5534031.2

5534031.4

F-1